Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces First Quarter 2021 Results
First Quarter Net Loss Attributable to Common Shareholders of $0.28 Per Share
First Quarter Normalized FFO Attributable to Common Shareholders of $0.02 Per Share

Newton, MA (May 5, 2021):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended March 31, 2021.
“We are pleased that the COVID-19 vaccination clinics at our managed senior living communities are complete and we believe that the successful rollout of the vaccines was a catalyst for occupancy to begin to stabilize in February and March,” stated Jennifer Francis, President and Chief Operating Officer of Diversified Healthcare Trust. “At the conclusion of the vaccination clinics, over 96% of residents had received a vaccine. All of our communities are now open to admissions. As previously announced, we are working on the transition of 108 senior living communities to new operators to improve profitability at both the communities to be transitioned to new operators and the communities that will continue to be managed by Five Star Senior Living. We have made significant progress in the process of transitioning the management at these 108 communities and expect to complete the transition by year end. Our Office Portfolio segment continues to perform well, with same property NOI growth for the last two sequential quarters, or since the third quarter of 2020, and continued strong rent collections. Finally, we believe the previously announced credit agreement amendments and senior notes issuance will provide the liquidity we need to execute upon our business plan.”
Quarterly Results:
•Reported net loss attributable to common shareholders of $67.5 million, or $0.28 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $5.8 million, or $0.02 per share.

	As of and For the Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Occupancy
Office Portfolio (period end)	92.3%	91.4%	92.6%
SHOP (average day period)	69.5%	72.2%	82.7%

Same Property Occupancy
Office Portfolio (period end)	93.6%	93.7%	93.7%
SHOP (average day period)	69.5%	72.7%	83.5%

	Three Months Ended
	March 31, 2021	March 31, 2020	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$57,354	$59,206	(3.1)%
SHOP	$4,372	$50,340	(91.3)%
Total Consolidated Same Property Cash Basis NOI	$71,396	$120,164	(40.6)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended March 31, 2021 and 2020 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended March 31, 2021 and 2020, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI decreased compared to the first quarter of 2020 primarily resulting from decreased parking revenue related to the COVID-19 pandemic and net leasing activity since 2020.
•DHC entered into new and renewal leases for an aggregate of 212,591 rentable square feet at weighted average rents that were 18.7% higher than prior rents for the same space.

SHOP Segment: As of May 1, 2021, all of DHC's communities managed by Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, had completed vaccination clinics and were accepting new residents. Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 228 communities are as follows:

	2020									2021
	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar
SHOP Same Property Average Occupancy	80.7%	79.1%	78.1%	77.0%	75.7%	74.6%	73.8%	73.0%	71.2%	69.7%	69.2%	69.5%
Sequential Occupancy Change		(1.6)	(1.0)	(1.1)	(1.3)	(1.1)	(0.8)	(0.8)	(1.8)	(1.5)	(0.5)	0.3

•Same property Cash Basis NOI decreased compared to the first quarter of 2020, primarily resulting from decreases in occupancy related to the COVID-19 pandemic and increased operating expenses of $2.0 million related to the February 2021 winter storms, which impacted Texas and certain other states.
Liquidity and Financing Activities:
•As of March 31, 2021, DHC had approximately $1.2 billion of cash and cash equivalents and restricted cash.
•As previously announced, in January 2021, DHC amended the agreement governing its $800.0 million revolving credit facility, or its credit agreement. The key terms of the amendments, after giving effect to the prepayment of DHC's $200.0 million term loan in February 2021, include:
•certain financial covenants have been waived through June 30, 2022; however, DHC is required to maintain a minimum liquidity of $200.0 million through the waiver period;
•DHC has additional options to extend the maturity of the revolving credit facility to January 2024;
•DHC has pledged the equity interests of certain of its subsidiaries which own properties with an undepreciated book value of $1.0 billion as of March 31, 2021, and has agreed to provide first mortgage liens on 62 medical office and life science properties owned by these subsidiaries to secure its obligations under the revolving credit facility;
•the interest rate premium over LIBOR under the revolving credit facility increased by 30 basis points;

•DHC has the ability to fund up to $350.0 million of capital expenditures, as defined, per year; and
•certain other covenants and conditions, including restrictions on DHC's ability to make distributions, to incur debt and to acquire real property (in each case subject to various exceptions), remain in place through the waiver period.
•Also as previously announced, in February 2021, DHC issued $500.0 million aggregate principal amount of its 4.375% senior notes due 2031 in an underwritten public offering. These notes are guaranteed by all of DHC's subsidiaries, except for certain excluded subsidiaries. DHC used a portion of the net proceeds from this offering to prepay in full its $200.0 million term loan and plans to use the remaining net proceeds to redeem the $300.0 million principal amount outstanding of its 6.75% senior notes due 2021 in June 2021, when these notes become redeemable with no prepayment premium. In April 2021, DHC delivered a notice of redemption to U.S. Bank National Association, as trustee, with respect to these senior notes for a redemption price equal to the principal amount plus accrued and unpaid interest.
•Also as previously disclosed, in March 2021, DHC borrowed $800.0 million under its revolving credit facility, which was the then available balance of its revolving credit facility, as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of continued uncertainty resulting from the COVID-19 pandemic. DHC expects that its ratio of consolidated income available for debt service to debt service could fall below the 1.5x requirement under its credit agreement and the agreements governing its public debt in 2021, as the continued effects of the COVID-19 pandemic continue to adversely impact DHC's operations. DHC will be prohibited from incurring additional debt while this ratio is below 1.5x. The proceeds from DHC's precautionary $800.0 million borrowing may be used by DHC for general business purposes permitted by, and subject to the limits set forth in, DHC’s credit agreement.
Disposition and Acquisition Activities:
•In February 2021, DHC sold one medical office property for a sales price of $9.0 million, excluding closing costs.
•In April 2021, DHC sold four life science and medical office properties for a sales price of $95.5 million, excluding closing costs.
•In April 2021, DHC entered into an agreement to acquire a property which is adjacent to one of its existing properties located in Silver Springs, Maryland for a purchase price of $19.6 million, excluding acquisition related costs. This acquisition is expected to close during the third quarter of 2021.

Amending of Management Arrangements with Five Star:
As previously announced, in April 2021, DHC announced that it has agreed to amend its management arrangements with Five Star for DHC’s SHOP communities. The principal changes to the management arrangements include:
•Five Star will cooperate with DHC in transitioning 108 senior living communities with approximately 7,500 living units, or Operator Transition Communities, to other operators without payment of any termination fee by DHC. DHC will no longer have the right to sell up to $682 million worth of senior living communities and terminate Five Star’s management of those communities without the payment of a fee.
•Five Star will continue to manage 120 senior living communities with approximately 18,000 living units, or Five Star Retained Communities, for DHC. The skilled nursing units in all continuing care retirement communities that Five Star will continue to manage for DHC, which currently includes approximately 1,500 living units, will be closed and repositioned.
•DHC’s performance termination rights will be changed for the 120 Five Star Retained Communities so that beginning in 2025 up to 10% of the senior living communities managed by Five Star, based on total revenues, can be terminated by DHC without payment of any termination fee by DHC for failure to meet 80% of a targeted earnings before interest, income tax, depreciation and amortization in prior years.

•Five Star’s incentive fee calculation will be changed so there will no longer be a cap placed on any incentive fee earned by Five Star in any calendar year and to exclude senior living communities from the calculation that are undergoing a major renovation or repositioning.
•DHC, utilizing the deep real estate expertise of its manager, The RMR Group LLC, will assume control of major renovation and repositioning activities at all Five Star managed senior living communities.
•The term of the management agreements between DHC and Five Star will be extended by two years to December 31, 2036.
•DHC expects that the 108 Operator Transition Communities to be transitioned to other operators will be divided into smaller portfolios with new managers that have a combination of experience operating in certain regions of the United States, servicing higher acuity residents and managing smaller communities. Following the transition of management of these 108 Operator Transition Communities to other operators, Five Star will continue to manage 120 senior living communities, or approximately 66%, of DHC’s SHOP communities. The transition of management to other operators is expected to be completed before year end 2021.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's first quarter 2021 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, May 13, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10154459.

A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's first quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's First Quarter 2021 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. DHC is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three months ended March 31, 2021 and 2020. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rental income	$102,758	$110,498
Residents fees and services	259,966	331,969
Total revenues	362,724	442,467

Expenses:
Property operating expenses	287,391	316,585
Depreciation and amortization	66,153	68,430
General and administrative	7,542	8,832
Acquisition and certain other transaction related costs	—	663
Impairment of assets	(174)	11,234
Total expenses	360,912	405,744

(Loss) gain on sale of properties	(122)	2,782
Losses on equity securities, net	(8,339)	(9,943)
Interest and other income (1)	2,835	138
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,812 and $1,509, respectively)	(60,091)	(41,650)
Gain on lease termination	—	22,896
Loss on early extinguishment of debt	(2,040)	(246)
(Loss) income from continuing operations before income tax (expense) benefit	(65,945)	10,700
Income tax (expense) benefit	(238)	443
Net (loss) income	(66,183)	11,143
Net income attributable to noncontrolling interest	(1,322)	(1,408)
Net (loss) income attributable to common shareholders	$(67,505)	$9,735

Weighted average common shares outstanding (basic)	237,834	237,669
Weighted average common shares outstanding (diluted)	237,834	237,669

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.28)	$0.04

(1)    DHC recognized $2,433 of funds received under the Coronavirus Aid, Relief, and Economic Security Act during the three months ended March 31, 2021.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended March 31,
	2021	2020
Net (loss) income attributable to common shareholders	$(67,505)	$9,735
Depreciation and amortization	66,153	68,430
Loss (gain) on sale of properties	122	(2,782)
Impairment of assets	(174)	11,234
Losses on equity securities, net	8,339	9,943
FFO adjustments attributable to noncontrolling interest	(5,273)	(5,275)
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	2,036	(4,415)
FFO attributable to common shareholders	3,698	86,870

Acquisition and certain other transaction related costs	—	663
Gain on lease termination	—	(22,896)
Loss on early extinguishment of debt	2,040	246
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	85	8,134
Normalized FFO attributable to common shareholders	$5,823	$73,017

Weighted average common shares outstanding (basic)	237,834	237,669
Weighted average common shares outstanding (diluted)	237,834	237,669

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.28)	$0.04
FFO attributable to common shareholders	$0.02	$0.37
Normalized FFO attributable to common shareholders	$0.02	$0.31
Distributions declared	$0.01	$0.15
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in Five Star, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$102,758	$110,498
Residents fees and services	259,966	331,969
Total revenues	362,724	442,467
Property operating expenses	(287,391)	(316,585)
NOI	75,333	125,882
Non-cash straight line rent adjustments included in rental income	(804)	(1,153)
Lease value amortization included in rental income	(1,866)	(1,873)
Non-cash amortization included in property operating expenses	(199)	(199)
Cash Basis NOI	$72,464	$122,657

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net (loss) income attributable to common shareholders	$(67,505)	$9,735
Net income attributable to noncontrolling interest	1,322	1,408
Net (loss) income	(66,183)	11,143
Income tax expense (benefit)	238	(443)
Loss on early extinguishment of debt	2,040	246
Gain on lease termination	—	(22,896)
Interest expense	60,091	41,650
Interest and other income	(2,835)	(138)
Losses on equity securities, net	8,339	9,943
Loss (gain) on sale of properties	122	(2,782)
Impairment of assets	(174)	11,234
Acquisition and certain other transaction related costs	—	663
General and administrative	7,542	8,832
Depreciation and amortization	66,153	68,430
NOI	75,333	125,882

Non-cash straight line rent adjustments included in rental income	(804)	(1,153)
Lease value amortization included in rental income	(1,866)	(1,873)
Non-cash amortization included in property operating expenses	(199)	(199)
Cash Basis NOI	$72,464	$122,657
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Rental income	$93,323	$94,850	$94,235	$95,510	$98,770
Property operating expenses	(31,293)	(32,709)	(33,448)	(30,893)	(32,706)
NOI	$62,030	$62,141	$60,787	$64,617	$66,064

NOI	$62,030	$62,141	$60,787	$64,617	$66,064
Less:
Non-cash straight line rent adjustments included in rental income	1,083	1,114	438	1,306	1,074
Lease value amortization included in rental income	1,822	1,790	1,800	1,775	1,818
Non-cash amortization included in property operating expenses	199	200	199	199	199
Cash Basis NOI	$58,926	$59,037	$58,350	$61,337	$62,973

Reconciliation of NOI to Same Property NOI:
NOI	$62,030	$62,141	$60,787	$64,617	$66,064
Less:
NOI of properties not included in same property results	1,909	2,534	2,881	3,736	4,205
Same Property NOI (2)	$60,121	$59,607	$57,906	$60,881	$61,859

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$60,121	$59,607	$57,906	$60,881	$61,859
Less:
Non-cash straight line rent adjustments included in rental income	755	761	115	750	685
Lease value amortization included in rental income	1,822	1,791	1,801	1,774	1,782
Non-cash amortization included in property operating expenses	190	186	186	186	186
Same Property Cash Basis NOI (2)	$57,354	$56,869	$55,804	$58,171	$59,206
(1)See page 8 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since January 1, 2020, including the life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Residents fees and services	$259,966	$278,637	$290,101	$304,104	$331,969
Property operating expenses	(256,098)	(269,498)	(282,202)	(271,022)	(283,879)
NOI	$3,868	$9,139	$7,899	$33,082	$48,090

NOI	$3,868	$9,139	$7,899	$33,082	$48,090
Less:
Non-cash straight line rent adjustments	—	—	—	—	—
Lease value amortization	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	—	—	—	—
Cash Basis NOI	$3,868	$9,139	$7,899	$33,082	$48,090

Reconciliation of NOI to Same Property NOI:
NOI	$3,868	$9,139	$7,899	$33,082	$48,090
Less:
NOI of properties not included in same property results	(504)	(3,504)	(5,372)	(2,147)	(2,250)
Same Property NOI (2)	$4,372	$12,643	$13,271	$35,229	$50,340

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$4,372	$12,643	$13,271	$35,229	$50,340
Less:
Non-cash straight line rent adjustments	—	—	—	—	—
Lease value amortization	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	—	—	—	—
Same Property Cash Basis NOI (2)	$4,372	$12,643	$13,271	$35,229	$50,340
(1)See page 8 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since January 1, 2020; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Rental income / residents fees and services	$362,724	$384,909	$394,339	$410,311	$442,467
Property operating expenses	(287,391)	(302,207)	(315,650)	(301,915)	(316,585)
NOI	$75,333	$82,702	$78,689	$108,396	$125,882

NOI	$75,333	$82,702	$78,689	$108,396	$125,882
Less:
Non-cash straight line rent adjustments included in rental income	804	3,040	491	1,385	1,153
Lease value amortization included in rental income	1,866	1,846	1,856	1,830	1,873
Non-cash amortization included in property operating expenses	199	200	199	199	199
Cash Basis NOI	$72,464	$77,616	$76,143	$104,982	$122,657

Reconciliation of NOI to Same Property NOI:
NOI	$75,333	$82,702	$78,689	$108,396	$125,882
Less:
NOI of properties not included in same property results	1,405	(752)	(1,532)	2,549	2,915
Same Property NOI (2)	$73,928	$83,454	$80,221	$105,847	$122,967

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$73,928	$83,454	$80,221	$105,847	$122,967
Less:
Non-cash straight line rent adjustments included in rental income	476	2,689	185	846	780
Lease value amortization included in rental income	1,866	1,846	1,856	1,829	1,837
Non-cash amortization included in property operating expenses	190	186	186	186	186
Same Property Cash Basis NOI (2)	$71,396	$78,733	$77,994	$102,986	$120,164
(1)See page 8 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since January 1, 2020, including the life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Real estate properties	$7,488,777	$7,410,730
Accumulated depreciation	(1,742,606)	(1,694,901)
Total real estate properties, net	5,746,171	5,715,829

Assets of properties held for sale	63,563	112,437
Cash and cash equivalents	843,237	74,417
Restricted cash	326,768	16,432
Acquired real estate leases and other intangible assets, net	274,987	286,513
Other assets, net	287,980	270,796
Total assets	$7,542,706	$6,476,424

Liabilities and Equity
Revolving credit facility	$800,000	$—
Term loan, net	—	199,049
Senior unsecured notes, net	3,101,318	2,608,189
Secured debt and finance leases, net	690,733	691,573
Liabilities of properties held for sale	393	3,525
Accrued interest	52,807	23,772
Assumed real estate lease obligations, net	65,642	67,830
Other liabilities	286,623	263,264
Total liabilities	4,997,516	3,857,202

Total equity	2,545,190	2,619,222
Total liabilities and equity	$7,542,706	$6,476,424

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis states in this press release that the successful rollout of the COVID-19 vaccines at DHC’s managed senior living communities was a catalyst for occupancy to begin to stabilize. This may imply that occupancy will continue to stabilize or improve. However, even though vaccinations have begun to be administered, the senior living industry may not recover to pre-pandemic levels for an extended period of time or at all if market preferences and practices result in older adults utilizing less services of the type offered at DHC's communities,
•Ms. Francis states in this press release that at the conclusion of the COVID-19 vaccination clinics at DHC's managed senior living communities, over 96% of residents had received a vaccine. This information includes residents that may have received only one of two required vaccine doses,
•Ms. Francis states in this press release that DHC is working on, and has made significant progress in, the transition of 108 senior living communities to new operators to improve profitability at these communities and those communities that will continue to be managed by Five Star. However, the changes to DHC’s management arrangements with Five Star may not improve profitability at such communities as DHC currently expects, and the results of operations of any or all of DHC’s senior living communities may decline, including for reasons beyond DHC’s, the new operators’ or Five Star’s control,
•Although DHC’s board of trustees and Five Star’s board of directors, including the independent trustees and independent directors, have agreed in principal to the terms of the changes to the management arrangements described in this press release, definitive documentation related to these changes has not been entered into; therefore, the timing and terms thereof may be delayed or may change,
•DHC may be unable to identify new operators for the 108 senior living communities being transitioned from Five Star that DHC believes are sufficiently qualified or may be unable to reach agreement with any such operators on management terms before year end 2021 or at all, and any agreement DHC may reach with any such operators may not be on the terms DHC currently expects or desires, and may not be equal to or more favorable to DHC than the terms of DHC’s current management arrangements with Five Star,
•Ms. Francis’s statement regarding same property NOI growth and continued strong rent collections in DHC’s Office Portfolio may imply that DHC’s Office Portfolio’s results will continue to improve. However, the Office Portfolio may not continue to perform at current levels and could decline due to factors beyond DHC’s control,
•Ms. Francis states in this press release that the previously announced credit agreement amendments and senior notes issuance will provide the liquidity necessary to execute DHC's business plan. Although DHC has taken steps to enhance its ability to maintain sufficient liquidity, unanticipated events, such as emergencies in addition to, or as an expansion of, the current impacts of the COVID-19 pandemic on DHC, may require DHC to expend amounts not currently planned,
•Although DHC has obtained a waiver from compliance with certain financial covenants under its credit agreement through June 30, 2022, if DHC's operating results and financial condition are further significantly and adversely impacted by current economic conditions or otherwise, it may fail to comply with the terms of the waiver and other requirements under its credit agreement, and DHC may also fail to satisfy certain financial requirements under the agreements governing its public debt. For example, DHC expects that its ratio of consolidated income available for debt service to debt service could fall below the 1.5x requirement under its credit agreement and its public debt covenants in 2021, and cannot be certain how long this ratio would remain below 1.5x. DHC is currently fully drawn under its revolving credit facility and will be prohibited from incurring additional debt under its credit agreement or otherwise as a result of any non-compliance with the requirements of its credit agreement or the agreements governing its public debt, and DHC could also be required to repay its outstanding debts as a result of such non-compliance. DHC may therefore experience future liquidity constraints, as it will be prohibited from incurring additional debt under its credit agreement or otherwise for failure to comply with the requirements of its credit agreement or the agreements governing its public debt, and DHC will be limited to its cash on hand or be forced to raise additional sources of capital or take other measures to maintain adequate liquidity,
•If the duration and severity of the economic downturn resulting from the COVID-19 pandemic and its impacts on DHC and its operators become longer or worse than DHC expects, DHC may be required to utilize all or a significant portion of the $800.0 million it has borrowed under its revolving credit facility to fund its business and operations, which may reduce or eliminate the financial flexibility DHC believes it has obtained from such borrowing, and
•DHC has entered into an agreement to acquire one property for a purchase price of $19.6 million, excluding acquisition related costs. This transaction is subject to conditions. Those conditions may not be satisfied and this transaction may not occur, may be delayed or the terms may change.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
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